Exhibit 10.9k

EXECUTION VERSION

CONTINUING GUARANTY AGREEMENT

THIS CONTINUING GUARANTY AGREEMENT (this “Guaranty”) is made on June 14, 2012, by the undersigned, each with a mailing address at 4345 Southpoint Boulevard, Jacksonville, FL 32216 (collectively herein called, the “Immaterial Subsidiary Guarantors” and each, an “Immaterial Subsidiary Guarantor”), in favor of each of the financial institutions (collectively, “Lenders”) now or hereafter parties to the Credit and Security Agreement (as defined below) and BANK OF AMERICA, N.A., a national banking association with a mailing address at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, as agent (in such capacity, together with its successors in such capacity, the “Agent”) for each of the Lenders (Agent and each Lender being referred to individually as a “Guaranteed Party” and collectively as the “Guaranteed Parties”).

Recitals:

Guaranteed Parties are parties with PSS WORLD MEDICAL, INC., a Florida corporation (“PSS”), GULF SOUTH MEDICAL SUPPLY, INC., a Delaware corporation (“Gulf South”), PHYSICIAN SALES & SERVICES LIMITED PARTNERSHIP, a Florida limited partnership (“PSS LP”), WORLDMED SHARED SERVICES, INC., a Florida corporation (“WorldMed”), CASCADE MEDICAL SUPPLY, INC., a Washington corporation (“Cascade”), THERATECH, INC., a Tennessee corporation (“Theratech”), DS HOLDINGS, INC., a Delaware corporation (“DS Holdings”), DSRX, INC., a California corporation (“DSRx”), DISPENSING SOLUTIONS ACQUISITION CORP., a California corporation (“DSAC”), DISPENSING SOLUTIONS, INC., a Delaware corporation (“DSI”), POC MANAGEMENT GROUP, LLC, a California limited liability company (“POC Management”), LINEAR HOLDINGS, LLC, a Delaware limited liability company (“Linear Holdings”), LINEAR MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“Linear Medical”), STAT RX USA, LLC, a Delaware limited liability company (“Stat Rx”), SCRIP PAK, LLC, a Florida limited liability company (“Scrip Pak”), CLAIMONE, LLC, a Delaware limited liability company (“ClaimOne”), BOTTOMLINE MEDICAL SOLUTIONS, LLC, a Delaware limited liability company (“BottomLine”; PSS, Gulf South, PSS LP, WorldMed, Cascade, Theratech, DS Holdings, DSRx, DSAC, DSI, POC Management, Linear Holdings, Linear Medical, Stat Rx, Scrip Pak, ClaimOne and BottomLine are referred to hereinafter each individually as a “Borrower” and collectively as the “Borrowers”), and PSS HOLDING, INC., a Florida corporation (“PSS Holding”), PSS SERVICE, INC., a Florida corporation (“PSS Service”), PHYSICIAN SALES & SERVICE, INC., a Florida corporation (“Physician Sales & Service”), THRIFTYMED, INC., a Florida corporation (“ThriftyMed”), PROCLAIM, INC., a Tennessee corporation (“ProClaim”) and ANCILLARY MANAGEMENT SOLUTIONS, INC., a Tennessee corporation (“AMS”; PSS Holding, PSS Service, Physician Sales & Service, ThriftyMed, ProClaim and AMS are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”), to a certain Second Amended and Restated Credit and Security Agreement dated November 16, 2011 (as at any time amended or restated, the “Credit and Security Agreement”).

Pursuant to Section 8.32 of the Credit and Security Agreement, Obligors have agreed to cause any Material Subsidiary created or acquired after the Closing Date by any Obligor or any of its domestic Subsidiaries promptly, to execute and deliver certain supplements and other amendments to the Loan Documents in order to, among other things, cause such Material Subsidiary to become a Borrower or Guarantor under the Credit Agreement.

After the Closing Date Obligors created or acquired the Immaterial Subsidiary Guarantors which are not Material Subsidiaries. Nevertheless, to facilitate Obligors’ financial reporting requirements, Obligors desire to cause the Immaterial Subsidiary Guarantors to execute and deliver this Guaranty and Agent has agreed to accept this Guaranty.

Statement of Agreement:

NOW, THEREFORE, for Ten Dollars ($10) in hand paid and in consideration of the premises and the mutual covenants and agreements set forth herein, each Immaterial Subsidiary Guarantor hereby agrees as follows:

1. Definitions; Rules of Construction. Capitalized terms used herein (including in the recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Credit and Security Agreement. As used herein, the words “herein,” “hereof,” “hereunder,” and “hereon” shall have reference to this Guaranty taken as a whole and not to any particular provision hereof; and the word “including” shall mean “including, without limitation.”

2. Guaranty. (a) Each Immaterial Subsidiary Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrowers of all of the Obligations, whether now existing or hereafter arising (all of the Obligations being jointly referred to herein as the “Guaranteed Obligations”). Each Immaterial Subsidiary Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or any other Obligation, it will forthwith pay the same, without notice or demand.

(b) No Guaranteed Party shall be under any obligation to marshal any assets in favor of Guarantor or in payment of any of the Guaranteed Obligations. If and to the extent any Guaranteed Party receives any payment on account of any of the Guaranteed Obligations (whether from Borrowers, any Immaterial Subsidiary Guarantor or a third party obligor or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any state, federal or foreign bankruptcy or other insolvency law, common law or equitable cause, then the part of the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive payment in full of the Obligations and the termination of this Guaranty.

(c) Guaranteed Parties shall have the right to seek recourse against Immaterial Subsidiary Guarantors to the full extent provided for herein and against Borrowers to the full extent provided for in any of the Loan Documents. No election to proceed in one form of action or proceeding, or against any Person, or on any obligation, shall constitute a waiver of any Guaranteed Party’s right to proceed in any other form of action or proceeding or against any other Person unless such Guaranteed Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guaranteed Parties against Borrowers under the Loan Documents or any other instrument or agreement evidencing or securing Guaranteed Obligations shall serve to diminish the liability of any Immaterial Subsidiary Guarantor for the balance of the Guaranteed Obligations.

3. Nature of Guaranty. This Guaranty is a primary, immediate and original obligation of each Immaterial Subsidiary Guarantor; is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Guaranteed Obligations and not of collectability only; is not contingent upon the exercise or enforcement by Guaranteed Parties of whatever rights or remedies Guaranteed Parties may have against Borrowers or others, or the enforcement of any Lien or realization upon any Collateral or other security that any of Guaranteed Parties may at any time possess; and shall remain in full force and effect without regard to future changes in conditions, including change of law or any invalidity or unenforceability of any Guaranteed Obligations or agreements evidencing same. This Guaranty shall be in addition to any other present or future guaranty or other security for any of the Guaranteed Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other Person of this Guaranty or any other guaranty or suretyship agreement.

4. Payment and Enforcement of Guaranteed Obligations. (a) If any Immaterial Subsidiary Guarantor should dissolve or become insolvent (within the meaning of the Georgia Uniform Commercial Code), or if a petition for an order for relief with respect to any Immaterial Subsidiary Guarantor should be filed by or against any Immaterial Subsidiary Guarantor under any chapter of the Bankruptcy Code, or if a receiver, trustee, conservator or other custodian should be appointed for any Immaterial Subsidiary Guarantor or any of any Immaterial Subsidiary Guarantor’s property, or if an Event of Default shall occur and be continuing, then, in any such event and whether or not any of the Guaranteed Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment thereof has been made, Guaranteed Parties may, without notice to such Immaterial Subsidiary Guarantor, make the Guaranteed Obligations immediately due and payable hereunder as to such Immaterial Subsidiary Guarantor, and Guaranteed Parties shall be entitled to enforce the obligations of such Immaterial Subsidiary Guarantor hereunder as if the Guaranteed Obligations were then due and payable in full. If any of the Guaranteed Obligations are collected by or through an attorney at law, each Immaterial Subsidiary Guarantor agrees to pay to Guaranteed Parties reasonable attorneys’ fees and court costs. Each Immaterial Subsidiary Guarantor shall be obligated to make multiple payments under this Guaranty to the extent necessary to cause full payment of the Guaranteed Obligations.

(b) Any and all payments by any Immaterial Subsidiary Guarantor hereunder shall be made free and clear of and without deduction for any setoff, counterclaim, or withholding so that, in each case, Guaranteed Parties shall receive, after giving effect to any taxes (excluding taxes imposed on the overall net income of Guaranteed Parties to the extent excluded pursuant to the Credit and Security Agreement), the full amount that they would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for taxes already included in the Guaranteed Obligations). If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations become unrecoverable from any Borrower by reason of such Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on such Guarantor to the same extent as if such Immaterial Subsidiary Guarantor had at all times been the principal obligor on all such Guaranteed Obligations. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, dissolution or reorganization of debt or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Loan Documents or other instrument or agreement evidencing or securing the payment of the Guaranteed Obligations shall nevertheless be immediately due and payable by Immaterial Subsidiary Guarantors.

(c) The books and records of Guaranteed Parties showing the account between Guaranteed Parties and Borrowers shall be admissible in evidence in any action or proceeding against or involving Immaterial Subsidiary Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Guaranteed Parties rendered to Borrowers, to the extent no written objection thereto is made within 30 days from the date of sending thereof to Borrowers, shall be deemed conclusively correct and shall constitute an account stated between Guaranteed Parties and Borrowers and shall be binding on Immaterial Subsidiary Guarantors.

(d) Each Immaterial Subsidiary Guarantor acknowledges that Agent is authorized and empowered to enforce this Guaranty for the benefit of all of the Guaranteed Parties and to collect from such Immaterial Subsidiary Guarantor the amount of the Guaranteed Obligations from time to time, in Agent’s own name and without the necessity of joining any other Guaranteed Party in any action, suit or other proceeding to enforce this Guaranty.

5. Specific Waivers of Immaterial Subsidiary Guarantors. (a) To the fullest extent permitted by Applicable Law, each Immaterial Subsidiary Guarantor does hereby waive notice of each Guaranteed Party’s acceptance hereof and reliance hereon; notice of the extension of credit from time to time by Guaranteed Parties to any Borrower and the creation, existence or acquisition of any Guaranteed Obligations; notice of the amount of Guaranteed Obligations of Borrowers to Guaranteed Parties from time to time (subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of Guaranteed Obligations at any reasonable time); notice of any adverse change in any Borrower’s financial condition or of any other fact which might increase such Immaterial Subsidiary Guarantor’s risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of default or acceleration; all other notices and demands to which such Immaterial Subsidiary Guarantor might otherwise be entitled; any right such Immaterial Subsidiary Guarantor may have, by statute or otherwise, to require Guaranteed Parties to institute suit against any Borrower after notice or demand from such Immaterial Subsidiary Guarantor or to seek recourse first against Borrowers or otherwise, or to realize upon any security for the Guaranteed Obligations, as a condition to enforcing such Immaterial Subsidiary Guarantor’s liability and obligations hereunder; any defense that any Borrower may at any time have or assert based upon the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; any defense that other indemnity, guaranty, or security was to be obtained; any defense or claim that any Person purporting to bind any Borrower to the payment of any of the Guaranteed Obligations did not have actual or apparent authority to do so; any right to contest the commercial reasonableness of the disposition of any Collateral; any defense or claim that any other act or failure to act by any Guaranteed Party had the effect of increasing such Immaterial Subsidiary Guarantor’s risk of payment; and any other legal or equitable defense to payment hereunder. Without limiting the generality of the foregoing, each Immaterial Subsidiary Guarantor waives all rights under Section 10-7-24 of the Official Code of Georgia Annotated, as amended, including any right to require Guaranteed Parties to proceed against Borrowers.

(b) To the fullest extent permitted by Applicable Law, each Immaterial Subsidiary Guarantor also hereby waives and renounces (for itself and its successors) any and all rights or defenses arising by reason of any “one action” or “anti-deficiency” law which would otherwise prevent Guaranteed Parties from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of setoff) against such Immaterial Subsidiary Guarantor before or after any Guaranteed Party’s commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise, or any other law which in any other manner would otherwise require any election of remedies by any Guaranteed Party; and any right that such Immaterial Subsidiary Guarantor may have to claim or recover in any litigation arising out of this Guaranty or any of the other Loan Documents, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

6. Immaterial Subsidiary Guarantors’ Consents and Acknowledgments. (a) Each Immaterial Subsidiary Guarantor consents and agrees that, without notice to or by such Immaterial Subsidiary Guarantor and without reducing, releasing, diminishing, impairing or otherwise affecting the liability or obligations of such Immaterial Subsidiary Guarantor hereunder, any Guaranteed Party may (with or without consideration) compromise or settle any of the Guaranteed Obligations; accelerate the time for payment of any of the Guaranteed Obligations; extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations; increase the amount of the Guaranteed Obligations; refuse to enforce, or release all or any Persons liable for the payment of, any of the Guaranteed Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the principal amount of any of the Guaranteed Obligations or grant other indulgences to Borrowers in respect thereof; amend, modify, terminate, release, or waive any Loan Documents or any other documents or agreements evidencing, securing or otherwise relating to the Guaranteed Obligations (other than this Guaranty); release, surrender, exchange, modify or impair, or consent to the sale, transfer or other disposition of, any Collateral or other property at any time securing (directly or indirectly) any of the Guaranteed Obligations or on which Guaranteed Parties may at any time have a Lien; fail or refuse to perfect (or to continue the perfection of) any Lien granted or conveyed to any Guaranteed Party with respect to any Collateral, or to preserve rights to any Collateral, or to exercise care with respect to any Collateral in any Guaranteed Party’s possession; extend the time of payment of any Collateral consisting of accounts, notes, chattel paper, payment intangibles or other rights to the payment of money; refuse to enforce or forbear from enforcing its rights or remedies with respect to any Collateral or any Person liable for any of the Guaranteed Obligations or make any compromise or settlement or agreement therefor in respect of any Collateral or with any party to the Guaranteed

Obligations; release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties to this Guaranty or not; subordinate payment of any of the Guaranteed Obligations to the payment of any other liability of any Borrower; or apply any payments or proceeds of Collateral received to the liabilities of any Borrower to any Guaranteed Party regardless of whether such liabilities consist of Guaranteed Obligations and regardless of the manner order or of any such application.

(b) Each Immaterial Subsidiary Guarantor is fully aware of the financial condition of each Borrower. Each Guarantor delivers this Guaranty based solely upon such Immaterial Subsidiary Guarantor’s own independent investigation and in no part upon any representation or statement of any Guaranteed Party with respect thereto. Each Immaterial Subsidiary Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning each Borrower’s financial condition as such Immaterial Subsidiary Guarantor may deem material to such Immaterial Subsidiary Guarantor’s obligations hereunder and such Immaterial Subsidiary Guarantor is not relying upon, nor expecting any Guaranteed Party to furnish such Immaterial Subsidiary Guarantor, any information in any Guaranteed Party’s possession concerning any Borrower’s financial condition. If any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any information to such Immaterial Subsidiary Guarantor regarding Borrowers, any of the Collateral or any transaction or occurrence in respect of any of the Loan Documents, such Guaranteed Party shall be under no obligation to update any such information or to provide any such information to any Immaterial Subsidiary Guarantor on any subsequent occasion. Each Immaterial Subsidiary Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of “Guaranty,” which risks include, without limitation, the possibility that Borrowers will contract additional Guaranteed Obligations for which such Immaterial Subsidiary Guarantor may be liable hereunder after Borrowers’ financial condition or ability to pay their lawful debts when they fall due has deteriorated.

7. Continuing Nature of Guaranty. (a) This Guaranty shall continue in full force and effect until the Guaranteed Obligations have been fully paid and discharged (or, in the case of contingent obligations, such as those arising from Letters of Credit, cash collateralized as required by the Loan Documents) and all financing commitments under the Credit and Security Agreement or otherwise have been terminated. Each Immaterial Subsidiary Guarantor acknowledges that there may be future advances by Guaranteed Parties to Borrowers (although Guaranteed Parties may be under no obligation to make such advances) and that the number and amount of the Guaranteed Obligations are unlimited and may fluctuate from time to time hereafter, and this Guaranty shall remain in force at all times hereafter, whether there are any Guaranteed Obligations outstanding from time to time or not.

(b) To the fullest extent permitted by Applicable Law, each Immaterial Subsidiary Guarantor waives any right that such Immaterial Subsidiary Guarantor may have to terminate or revoke this Guaranty. If, notwithstanding the foregoing waiver, any Immaterial Subsidiary Guarantor shall nevertheless have any right under Applicable Law to terminate or revoke this Guaranty, which right cannot be waived by such Immaterial Subsidiary Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this Guaranty and signed by such Immaterial Subsidiary Guarantor, is actually received by an officer of Agent who is familiar with Borrowers’ account with Guaranteed Parties and this Guaranty; but any such termination or revocation shall not affect the obligation of such Immaterial Subsidiary Guarantor or such Immaterial Subsidiary Guarantor’s successors or assigns with respect to any of the Guaranteed Obligations owing to Guaranteed Parties and existing at the time of the receipt by Agent of such revocation or to arise out of or in connection with any transactions theretofore entered into by Guaranteed Parties with or for the account of Borrowers. If any Guaranteed Party grants loans or other extensions of credit to or for the benefit of any Borrower or takes other action after the termination or revocation by such Immaterial Subsidiary Guarantor but prior to Agent’s receipt of such written notice of termination or revocation, then the rights of such Guaranteed Party hereunder with respect thereto shall be the same as if such termination or revocation had not occurred.

8. Subordination; Postponement of Subrogation Rights. (a) Any and all present and future debts and obligations of Borrowers to any Immaterial Subsidiary Guarantor are hereby subordinated to the full payment of the Guaranteed Obligations by Borrowers to Guaranteed Parties. If any payment shall be made to any Immaterial Subsidiary Guarantor on account of any indebtedness owing by Borrowers to such Immaterial Subsidiary Guarantor during any time that any Guaranteed Obligations are outstanding, such Immaterial Subsidiary Guarantor shall hold such payment in trust for the benefit of Guaranteed Parties and shall make such payments to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the discretion of Guaranteed Parties. The provisions of this Guaranty shall be supplemental to and not in derogation of any rights and remedies of any Guaranteed Party or any affiliate of any Guaranteed Party under any separate subordination agreement that such Guaranteed Party or such affiliate may at any time or from time to time enter into with any Immaterial Subsidiary Guarantor.

(b) Until the Guaranteed Obligations have been paid in full and the Credit and Security Agreement and all commitments of Guaranteed Parties thereunder have been terminated, no Immaterial Subsidiary Guarantor shall assert any claim, right or remedy (whether or not arising in equity, by contract or Applicable Law) against Borrowers or any other Person by reason of such Guarantor’s payment or other performance hereunder. Without limiting the generality of the foregoing, each Immaterial Subsidiary Guarantor hereby subordinates to the full and final payment of the Guaranteed Obligations any and all legal or equitable rights or claims that such Immaterial Subsidiary Guarantor may have to reimbursement, subrogation, indemnity and exoneration and agrees that until all of the Guaranteed Obligations have been paid in full and the Credit and Security Agreement and all commitments thereunder have been terminated, such Immaterial Subsidiary Guarantor shall have no recourse to any assets or property of Borrowers (including any Collateral) and no right of recourse against or contribution from any other Person in any way directly or contingently liable for any of the Guaranteed Obligations, whether any of such rights arise under contract, in equity or under Applicable Law.

9. Other Guaranties. If on the date of any Immaterial Subsidiary Guarantors’ execution of this Guaranty or at any time thereafter any Guaranteed Party receives any other guaranty from any Immaterial Subsidiary Guarantor or from any other Person of any of the Guaranteed Obligations, the execution and delivery to such Guaranteed Party and such Guaranteed Party’s acceptance of any such additional guaranty shall not be deemed in lieu of or to supersede, terminate or diminish this Guaranty, but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided in such additional or supplementary guaranty; and if, prior to the date hereof, any Immaterial Subsidiary Guarantor or any other Person has given to any Guaranteed Party a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty and not to be in lieu thereof or to supersede, terminate or diminish such previous guaranty or guaranties.

10. Application of Payments. Unless otherwise required by Applicable Law or a specific agreement to the contrary, all payments received by Guaranteed Parties from Borrowers, Immaterial Subsidiary Guarantors or any other Person with respect to the Guaranteed Obligations or from proceeds of the Collateral may be applied (or reversed and reapplied) by Guaranteed Parties to the Guaranteed Obligations in accordance with the Credit and Security Agreement, without affecting in any manner any Immaterial Subsidiary Guarantor’s liability hereunder.

11. Limitation on Guaranty. To the extent any performance of this Guaranty would violate any applicable usury statute or other Applicable Law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this Guaranty shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of legal validity. Nothing in this Guaranty shall be construed to authorize Guaranteed Parties to collect from any Immaterial Subsidiary Guarantor any interest that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by Guaranteed Parties under Applicable Law. The provisions of this paragraph shall control every other provision of this Guaranty.

12. Financial Information; Disclosure. Each Immaterial Subsidiary Guarantor warrants that as of the date of this Guaranty, the fair saleable value of such Immaterial Subsidiary Guarantor’s assets exceeds the total amount of such Immaterial Subsidiary Guarantor’s liabilities; such Immaterial Subsidiary Guarantor is meeting such Immaterial Subsidiary Guarantor’s current liabilities as they mature; there are not now pending against such Immaterial Subsidiary Guarantor any material court or administrative proceedings nor has there been filed (or threatened to be filed) against such Immaterial Subsidiary Guarantor any undischarged judgments or federal or state tax liens; and such Immaterial Subsidiary Guarantor is not in default or claimed default under any agreement to which it is a party for borrowed money. Each Immaterial Subsidiary Guarantor shall promptly notify Agent in writing if any of the foregoing warranties become incorrect or inaccurate. Each Immaterial Subsidiary Guarantor shall provide to Agent such information regarding such Guarantor’s assets, liabilities and financial condition generally as Agent may from time to time request, including copies of such Immaterial Subsidiary Guarantor’s tax returns and financial statements. If any Guaranteed Party elects to assign or sell participations in any of the Guaranteed Obligations or the Loan Documents, including this Guaranty, such Guaranteed Party may forward to each assignee or participant and each prospective assignee or participant all documents and information relating to this Guaranty or to Immaterial Subsidiary Guarantors, whether furnished by Borrowers, Immaterial Subsidiary Guarantors or any other Person.

13. Immaterial Subsidiary Guarantors Not Obligors. The parties to this Guaranty hereby understand and agree that notwithstanding the execution and delivery by Immaterial Subsidiary Guarantors of this Guaranty that the Immaterial Subsidiary Guarantors shall not constitute “Guarantors” or “Obligors” under the Credit and Security Agreement. In furtherance of the foregoing and for the avoidance of doubt, it is further agreed that the Immaterial Subsidiary Guarantors shall not be entitled to the benefits of Guarantors or Obligors under the Credit and Security Agreement nor shall they be subject to the representations, warranties and covenants contained therein (except to the extent they are so subject by virtue of being Subsidiaries of an Obligor).

14. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and shall be effective upon receipt by the noticed party. Acceptable methods for giving notices hereunder shall include first-class U.S. mail, facsimile transmission and commercial courier service. Regardless of the manner in which notice is provided, notices may be sent to the addresses for Agent and Immaterial Subsidiary Guarantors as set forth above or to such other address as either party may give to the other for such purpose in accordance with this paragraph.

15. Governing Law; Venue. This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of Georgia. All actions, suits or proceedings arising directly or indirectly hereunder may, at the option of Agent, be litigated in courts having suits within the State of Georgia, and each Immaterial Subsidiary Guarantor hereby expressly consents to the jurisdiction of any state or federal court located within said state and agrees that any service of process in such action or proceedings may be made by personal service upon such Immaterial Subsidiary Guarantor wherever such Immaterial Subsidiary Guarantor may be then located, or by certified or registered mail directed to such Immaterial Subsidiary Guarantor at such Immaterial Subsidiary Guarantor’s last known address; provided, however, that the foregoing shall not prevent Guaranteed Parties from bringing any action, enforcing any Lien or judgment or exercising any rights or remedies against such Guarantor, against any Collateral, or against any property of such Immaterial Subsidiary Guarantor, within any other county, state or other foreign or domestic jurisdiction. Each Immaterial Subsidiary Guarantor waives any objection to venue and any objection based on a more convenient form in any action instituted under this Guaranty.

16. Successors and Assigns. All the rights, benefits and privileges of Guaranteed Parties shall vest in, and be enforceable by Guaranteed Parties and their respective successors, transferees and assigns. This Guaranty shall be binding upon each Immaterial Subsidiary Guarantor and each Immaterial Subsidiary Guarantor’s successors and assigns. Without limiting the generality of the foregoing, any Guaranteed Party may assign, in accordance with the terms of the Credit and Security Agreement, to one or more banks or other entities all or any part of the Guaranteed Obligations, whereupon each such bank or other entity shall become vested with all of the rights in respect thereof granted to such Guaranteed Party herein or otherwise in respect hereof.

17. Miscellaneous. This Guaranty expresses the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, and no obligation of any Immaterial Subsidiary Guarantor can be released or waived by any Guaranteed Party or any officer or agent of any Guaranteed Party, except by a writing signed by a duly authorized officer of Agent. If any part of this Guaranty is determined to be invalid, the remaining provisions of this Guaranty shall be unaffected and shall remain in full force and effect. No delay or omission on any Guaranteed Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will any Guaranteed Party’s action or inaction impair any such right or power, and all of Guaranteed Parties’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that Guaranteed Parties may have under other agreements, at law or in equity. Time is of the essence of this Guaranty and of each provision hereof. The section headings in this Guaranty are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of this Guaranty. This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty and the signature page of any counterpart may be removed therefrom and attached to any other counterpart.

18. Jury Trial Waiver. Immaterial Subsidiary Guarantors and Guaranteed Parties (by their acceptance hereof) each hereby waives the right to a jury trial in any action, suit, proceeding or counterclaim arising out of or related to this Guaranty and each Immaterial Subsidiary Guarantor further waives rights arising under applicable statutes or otherwise to require any Guaranteed Party to institute suit against any Borrower or to exhaust any Guaranteed Party’s rights and remedies against any Borrower or any Collateral, each Immaterial Subsidiary Guarantor being bound to the payment of any and all Guaranteed Obligations to Guaranteed Parties, whether now existing or hereafter accruing as fully as if such Guaranteed Obligations were directly owing to Guaranteed Parties by such Immaterial Subsidiary Guarantor.

[Signature on following page]

IN WITNESS WHEREOF, Guarantor has caused this Continuing Guaranty Agreement to be signed, sealed and delivered by its duly authorized officers, on the day and year first written above.

BLUE MEDICAL SUPPLY, INC.

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

FEDERAL MEDICAL SUPPLIES, INC.

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

INFOLAB, LLC

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

KELTMAN PHARMACEUTICALS, INC.

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

REBEL DISTRIBUTORS CORP.

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

[Signature Page to Continuing Guaranty Agreement]

WORLD MEDICAL GOVERNMENT SOLUTIONS, LLC

By:	/s/ David D. Klarner
Name:	David D. Klarner
Title:	Vice President and Treasurer

[Signature Page to Continuing Guaranty Agreement]